Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128
FOR IMMEDIATE RELEASE
Accuride Reports Strong Third Quarter Results; Continues Margin Momentum
•	Third Quarter 2014 results from continuing operations included:
o	Net sales of $184.0 million, up 18.5 percent from Q3 2013
o	Operating income of $10.0 million, up from negative $0.7 million in Q3 2013
o	Net income of $1.2 million, or $0.02 per share, up from a loss of $8.4 million, or $0.18 per share, in Q3 2013
o	Adjusted EBITDA of $21.2 million, up 88.8 percent from Q3 2013
•	Achieves continued incremental operational improvements across its three business units
•	On basis of sustained momentum, Company tightens full-year 2014 guidance to high end of previous range:
o	Revenues of $690 million – $700 million
o	Adjusted EBITDA of $75 million – $80 million

EVANSVILLE, Ind. – November 3, 2014 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported strong financial results for the third quarter ended September 30, 2014, as its continued margin and profitability improvements demonstrate the return on the Company's "Fix and Grow" strategic investments at its business units.

Third Quarter 2014 Results
Third quarter 2014 net sales from continuing operations were $184.0 million, compared with $155.3 million in the same period in 2013, an increase of 18.5 percent.  The Company achieved operating income of $10.0 million for the quarter, compared to an operating loss of $0.7 million in the third quarter of 2013.  The Company reported net income from continuing operations of $1.2 million, or $0.02 per share, for the quarter, compared to a 2013 third quarter net loss of $8.4 million, or $0.18 per share.  Net income in the third quarter of 2014 included a tax benefit adjustment of $1.0 million.  Third quarter Adjusted EBITDA improved year-over-year to $21.2 million, or 11.5 percent of net sales, compared to $11.2 million, or 7.2 percent of net sales, in last year's third quarter.  As of September 30, 2014, Accuride had $21.5 million of cash plus $48.1 million in availability under its ABL Credit Facility, for total liquidity of $69.6 million.

Commenting on Accuride's third quarter results and business conditions, President and CEO Rick Dauch said, "Accuride delivered strong results for yet another quarter in 2014, as each of our business units achieved sustained organic growth and year-over-year improvements in operating income, net income and Adjusted EBITDA.  Our results were supported by continued strength in all sectors of the North American commercial vehicle industry, as the solid pace of U.S. economic and industrial growth fueled a healthy freight market that is boosting fleet equipment orders.  Achieving consecutive quarters of positive net income further demonstrates our ability to generate higher profitability as we grow sales across our leaner, more cost-efficient North American production assets."

Industry Conditions
The North American commercial vehicle industry remained strong in the third quarter, reaching its 20th consecutive month of year-over-year Class 8 order improvement in September.  The pace of demand drove backlogs up, as fleets ordered to lock in OEM build slots to ensure that their future equipment needs are met.  As a result, Class 8, Class 5-7 and trailer production posted year-over-year increases of 25 percent, 13 percent, and 19 percent, respectively.  Class 8 net orders were up 43 percent year-over-year, as solid fleet profitability and residual values for used Class 8 equipment spurred replacement of aging equipment.  Class 8 net orders should remain strong for the next two quarters as the industry begins its year-end equipment buying season and moves into 2015.  Year to date, trailer segment net orders are up 50 percent over 2013, and trailer OEMs expect the strong demand to continue for the next several quarters.  Trailer production is projected to increase by 29 percent year-over-year in Q4 2014 and 21 percent in Q1 2015.  Class 5-7 net orders also continue at a steady pace and are booking at an annualized rate of 212,200 units. Current expectations for Class 5-7 are for year-over-year growth of 2 percent in fourth quarter 2014 production and 4 percent in the firstquarter of 2015. Freight tonnage is forecasted to steadily increase throughout the next several years, which will continue to drive increased demand for trucks and trailers going forward.  Some of Brillion's core industrial end markets – particularly rail and oil and gas – have improved somewhat in 2014, but its other core markets are not expected to achieve a sustained recovery until 2015-16.

Third Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $106.7 million, up $18.7 million, or 21.3 percent, from the same period in 2013, primarily due to stronger OEM truck and trailer demand and stronger aluminum wheel aftermarket revenue, partially offset by lower OEM military demand.  Wheels' Adjusted EBITDA was $21.0 million, an increase of $4.0 million, or 23.2 percent, from the third quarter of 2013.  The Company's progress implementing LEAN manufacturing systems was validated in September when its Henderson, Ky., plant received the prestigious 2014 Manufacturing Excellence Award from the Association for Manufacturing Excellence.  It was one of only four plants in North America to be so honored.

Gunite
Gunite segment net sales were $42.4 million, up $1.6 million, or 3.9 percent, from the third quarter of 2013, primarily due to stronger aftermarket demand for brake drums.  Gunite's Adjusted EBITDA was $5.4 million, or 12.7 percent of net sales, up from $1.5 million in the third quarter of 2013.  Gunite's continued margin expansion reflects a higher mix of aftermarket business and reduced breakeven point.

Brillion Iron Works
Brillion Iron Works' third quarter net sales were $35.0 million, up $8.4 million, or 31.8 percent, from the third quarter of 2013, as the result of incremental new rail business and some market recovery for its oil and gas equipment customers.  Brillion's Adjusted EBITDA was $2.8 million, an increase of $1.3 million from the third quarter of 2013.  Brillion's results were dampened by higher-than-expected equipment downtime and maintenance costs.

Liquidity and Debt
As of September 30, 2014, total debt was $331.0 million, consisting of $306.0 million of our outstanding 9.5% senior secured notes, net of discount, and a $25.0 million draw on our ABL Credit Facility, which is a reduction of $10 million from the previous quarter.  Accuride had $21.5 million of cash plus $48.1 million in availability under its ABL Credit Facility, for total liquidity of $69.6 million.

Business and Market Outlook
"Our sustained improvement over the past four quarters demonstrates that our 'Fix & Grow' strategy has repositioned Accuride as a more disciplined supplier, with a lean cost structure capable of generating higher levels of profitability," Rick Dauch said.  "Growing customer confidence in our ability to deliver high-quality products on time – due to our world class operational performance – is enabling us to steadily generate organic growth.  For example, we recently received a favorable aluminum wheel databook position from a global OEM that should help us pull through additional sales.  As we enter the commercial vehicle industry's strongest order period, we are supporting fleets' specification of Accuride wheels and wheel-end components in their new equipment.  We are focused on finishing the year strong,  sustaining working capital management discipline and controlling costs as we prepare for yet another robust year in 2015 for Accuride and the core markets we serve."

2014 Financial Guidance
Accuride Senior Vice President and Chief Financial Officer Greg Risch stated, "We are narrowing our guidance to the high end of our previous range due to continued positive momentum in our end markets.  We now expect our 2014 net sales to be in the range of $690 million to $700 million, and our full-year Adjusted EBITDA range to be $75 million to $80 million."

This revised 2014 guidance is based on projected North American Class 8 production levels in the range of 290,000 to 295,000 units for the year, North American Class 5-7 production levels in the range of 210,000 to 215,000 units and North American Trailer production in the range of 255,000 to 265,000 units.  Accuride expects net sales for its Brillion business unit to be approximately 15 percent higher than 2013 due primarily to incremental new business and slightly higher demand from oil and gas customers.

Third Quarter Earnings Conference Call
Accuride will host a conference call to discuss the financial and operational results of its Third Quarter 2014 on Monday, November 3, 2014, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the conference call by dialing (800) 708-4539 in the United States, or (847) 619-6396 internationally, and using participant code 38313599.  A live webcast of the conference call can be accessed via the Investors section of the company's website – www.AccurideCorp.com/investors.  Digital playback of the call will be available from November 3, 2014, at 11:30 a.m. CDT until 11:59 p.m. CDT, November 10, 2014, by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 38313599.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM.  Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended September 30,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$106,685	58.0%	$87,978	56.7%
Gunite	42,357	23.0%	40,751	26.2%
Brillion Iron Works	34,965	19.0%	26,535	17.1%
Total net sales	$184,007	100.0%	$155,264	100.0%

Gross Profit	$19,912	10.8%	$10,270	6.6%

Income (Loss) from Operations:
Wheels	$11,847	11.1%	$7,973	9.1%
Gunite	4,149	9.8%	(150)	(0.4)%
Brillion Iron Works	1,680	4.8%	296	1.1%
Corporate / Other	(7,632)	—	(8,844)	—
Consolidated Total	$10,044	5.5%	$(725)	(0.5)%

Net Income (Loss)	$1,099	0.6%	$(18,615)	(12.0)%

Adjusted EBITDA:
Wheels	$20,971	19.7%	$17,028	19.4%
Gunite	5,397	12.7%	1,461	3.6%
Brillion Iron Works	2,796	8.0%	1,425	5.4%
Corporate / Other	(8,006)	—	(8,709)	—
Continuing Operations	$21,158	11.5%	$11,205	7.2%

Brillion Farm	—	—	(87)	—
Imperial Group	—	—	(15)	(0.1)%
Consolidated Total	$21,158	11.5%	$11,103	6.7%

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Nine Months Operating Results
(UNAUDITED)

	Nine Months Ended September 30,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$300,058	56.4%	$280,608	56.3%
Gunite	134,634	25.3%	131,354	26.4%
Brillion Iron Works	97,674	18.3%	86,230	17.3%
Total net sales	$532,366	100.0%	$498,192	100.0%

Gross Profit	$59,357	11.1%	$35,254	7.1%

Income (Loss) from Operations:
Wheels	$33,446	11.1%	$25,467	9.1%
Gunite	14,670	10.9%	1,396	1.1%
Brillion Iron Works	3,444	3.5%	2,726	3.2%
Corporate / Other	(22,643)	—	(29,152)	—
Consolidated Total	$28,917	5.4%	$437	0.1%

Net Income (Loss)	$2,821	0.5%	$(39,924)	(8.0)%

Adjusted EBITDA:
Wheels	$61,101	20.4%	$53,754	19.2%
Gunite	18,018	13.4%	5,485	4.2%
Brillion Iron Works	6,815	7.0%	6,434	7.5%
Corporate / Other	(23,586)	—	(28,456)	—
Continuing Operations	$62,348	11.7%	$37,217	7.5%

Brillion Farm	—	—	(87)	—
Imperial Group	—	—	(719)	(1.0)%
Consolidated Total	$62,348	11.7%	$36,411	6.4%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2014	2013	2014	2013

NET SALES	$184,007	$155,264	$532,366	$498,192
COST OF GOODS SOLD	164,095	144,994	473,009	462,938
GROSS PROFIT	19,912	10,270	59,357	35,254
OPERATING EXPENSES:
Selling, general and administrative	9,868	10,995	30,440	34,817
INCOME (LOSS) FROM OPERATIONS	10,044	(725)	28,917	437
OTHER INCOME (EXPENSE):
Interest expense, net	(8,444)	(8,711)	(25,351)	(26,562)
Other income (loss), net	(805)	546	(1,504)	250
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	795	(8,890)	2,062	(25,875)
INCOME TAX (BENEFIT) PROVISION	(410)	(495)	(967)	2,378
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,205	(8,395)	3,029	(28,253)
DISCONTINUED OPERATIONS, NET OF TAX	(106)	(10,220)	(208)	(11,671)
NET INCOME (LOSS)	$1,099	$(18,615)	$2,821	$(39,924)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	472	1,433	945	2,181
COMPREHENSIVE INCOME (LOSS)	$1,571	$(17,182)	$3,766	$(37,743)
Weighted average common shares outstanding—basic	47,749	47,588	47,694	47,535
Basic income (loss) per share-continuing operations	0.02	(0.18)	0.06	(0.59)
Basic loss per share-discontinued operations	—	(0.21)	—	(0.25)
Basic income (loss) per share	$0.02	$(0.39)	$0.06	$(0.84)
Weighted average common shares outstanding—diluted	49,042	47,588	48,531	47,535
Diluted income (loss) per share-continuing operations	0.02	(0.18)	0.06	(0.59)
Diluted loss per share-discontinued operations	—	(0.21)	—	(0.25)
Diluted income (loss) per share	$0.02	$(0.39)	$0.06	$(0.84)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,
(In thousands)	2014	2013

Net income (loss)	$1,099	$(18,615)
Income tax benefit	(410)	(495)
Interest expense, net	8,444	8,711
Depreciation and amortization	10,502	11,156
Restructuring, severance and other charges[1]	—	10,140
Other items related to our credit agreement[2]	1,523	206
Adjusted EBITDA	$21,158	$11,103

Note:
1)
For the three months ended September 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization. For the three months ended September 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $10.1 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended September 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.5 million. For the three months ended September 30, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $0.2 million.

	Nine Months Ended September 30,
(In thousands)	2014	2013

Net income (loss)	$2,821	$(39,924)
Income tax (benefit) expense	(967)	2,378
Interest expense, net	25,351	26,562
Depreciation and amortization	31,004	33,539
Restructuring, severance and other charges[1]	627	11,142
Other items related to our credit agreement[2]	3,512	2,714
Adjusted EBITDA	$62,348	$36,411

Note:
3)
For the Nine months ended September 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.6 million in costs associated with restructuring items. For the Nine months ended September 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $11.1 million in costs associated with restructuring items.

4)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the Nine months ended September 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $3.5 million. For the Nine months ended September 30, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.7 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,847	$7,924	$1,200	$20,971
Gunite	4,149	998	250	5,397
Brillion Iron Works	1,680	1,086	30	2,796
Corporate / Other	(7,632)	484	(858)	(8,006)
Continuing Operations	$10,044	$10,492	$622	$21,158

Imperial Group	(10)	10	—	—
Consolidated Total	$10,034	$10,502	$622	$21,158

	Three Months Ended September 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$7,973	$7,835	$1,220	$17,028
Gunite	(150)	1,443	168	1,461
Brillion Iron Works	296	1,098	31	1,425
Corporate / Other	(8,844)	647	(512)	(8,709)
Continuing Operations	$(725)	$11,023	$907	$11,205

Brillion Farm	(87)	—	—	(87)
Imperial Group	(148)	133	—	(15)
Consolidated Total	$(960)	$11,156	$907	$11,103

	Nine Months Ended September 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$33,446	$23,708	$3,947	$61,101
Gunite	14,670	2,598	750	18,018
Brillion Iron Works	3,444	3,281	90	6,815
Corporate / Other	(22,643)	1,386	(2,329)	(23,586)
Continuing Operations	$28,917	$30,973	$2,458	$62,348

Imperial Group	(31)	31	—	—
Consolidated Total	$28,886	$31,004	$2,458	$62,348

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	Nine Months Ended September 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$25,467	$23,808	$4,479	$53,754
Gunite	1,396	3,421	668	5,485
Brillion Iron Works	2,726	3,281	427	6,434
Corporate / Other	(29,152)	2,149	(1,453)	(28,456)
Continuing Operations	$437	$32,659	$4,121	$37,217

Brillion Farm	(87)	—	—	(87)
Imperial Group	(1,599)	880	—	(719)
Consolidated Total	$(1,249)	$33,539	$4,121	$36,411

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(In thousands)	2014	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,530	$33,426
Customer and other receivables	82,936	59,520
Inventories	45,826	39,329
Other current assets	14,712	16,993
Total current assets	165,004	149,268
PROPERTY, PLANT AND EQUIPMENT, net	214,116	219,624
OTHER ASSETS:
Goodwill and other assets	242,766	242,885
TOTAL	$621,886	$611,777
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,527	$47,527
Other current liabilities	35,421	42,472
Total current liabilities	101,948	89,999
LONG-TERM DEBT	330,972	330,183
OTHER LIABILITIES	121,789	129,711
STOCKHOLDERS' EQUITY:
Total stockholders' equity	67,177	61,884
TOTAL	$621,886	$611,777

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